PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                  [Letterhead]

                                                 December 4, 1997



Kasper A.S.L., Ltd.
77 Metro Way
Secaucus, New Jersey 07094

Gentlemen:

         We have acted as counsel to Kasper A.S.L., Ltd. (the "Company") in connection with the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to the registration of 1,350,131 (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") and $12,141,438 principal amount of 12.75% Senior Notes (the "Senior Notes").

         Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Registration Statement.

         In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon the foregoing, we are of the opinion that (i) the Shares, as issued to the Selling Shareholders pursuant to the terms of the Reorganization Plan, are legally issued, fully paid and non-assessable; and (ii) the Senior
Notes, as issued to the Selling Shareholders pursuant to the terms of the Reorganization Plan, constitute legal and binding obligations of the Company.



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         We  hereby  consent  to the use of our name  under the  caption  "Legal
Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit thereto.

                                      Very truly yours,



                                      /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                      PARKER CHAPIN FLATTAU & KLIMPL, LLP